AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1997
                                     Registration Statement No. 333-_____
__________________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                FORM S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933
                   _________________________________

                         THE EARTHGRAINS COMPANY
         (Exact name of registrant as specified in its charter)

              Delaware                             36-3201045
   (State or other jurisdiction                   (IRS Employer
 of incorporation or organization)             Identification No.)

                           8400 Maryland Avenue
                      St. Louis, Missouri 63105-3668
               (Address of principal executive offices)
                      __________________________

                          THE EARTHGRAINS COMPANY
                         1996 STOCK INCENTIVE PLAN
                         (Full title of the plan)
                      __________________________

            Joseph M. Noelker                         Copies to:
        Vice President and Secretary
          The Earthgrains Company            Carla E. Laszewski, Esq.
            8400 Maryland Avenue              The Stolar Partnership
       St. Louis, Missouri 63105-3668     911 Washington Avenue, 8th Floor
(Name and address of agent for service)       St. Louis, Missouri  63101

             (314) 259-7166
 (Telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

   Title of each      Amount       Proposed    Proposed    Amount of
class of securities    to be       maximum      maximum   registration
 to be registered    Registered    offering    aggregate      fee
                                    price       offering
                                   per share     price

Common Stock,
$0.01 Par Value Per
Share, Including
Related Rights      600,000 Shares $45.78125* $27,468,750.00*  $8,323.87

   * Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(h)(1), the proposed offering price of shares was based on the average of the high and low prices reported on the New York Stock Exchange for October 3, 1997.

This Registration Statement on Form S-8 registers additional securities of the Registrant of the same class as other securities for which a Registration Statement on Form S-8 relating to an employee benefit plan of the Registrant is effective. Pursuant to General Instruction E to Form S-8, only the information required to register additional shares is provided in this Registration Statement.

                                  PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference

     The following documents are incorporated in this registration statement by reference:

     (a) The Registrant's Registration Statement on Form S-8, relating to The Earthgrains Company 1996 Stock Incentive Plan, Registration Statement No. 333-2858.

     (b) All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


Item 8.   Exhibits

   Exhibit
     No.

     4.1  The Earthgrains Company 1996 Stock Incentive Plan (As
          Amended April 11, 1996, March 21, 1997 and May 30, 1997).

     5.1 Opinion and consent of Joseph M. Noelker, Esq., Vice President, General Counsel and Secretary of the Registrant, concerning the legality of the shares of common stock being registered hereunder.

    23.1  Consent of Price Waterhouse LLP, independent accountants.

    24.1 Power of Attorney Executed by certain officers and directors of the Registrant.

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 8, 1997.

                                       THE EARTHGRAINS COMPANY


                                       By:  JOSEPH M. NOELKER
                                           (Joseph M. Noelker,
                                        Vice President, General Counsel
                                              and Secretary)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

        Signature                    Title                       Date

     Barry H. Beracha*       Chairman of the Board      October 8, 1997
    (Barry H. Beracha)         and Chief Executive
                               Officer (Principal
                                Executive Officer)

     Mark H. Krieger*        Vice President and         October 8, 1997
    (Mark H. Krieger)          Chief Financial
                              Officer (Principal
                              Financial Officer)

     Virgil Rehkemper*        Vice President and        October 8, 1997
    (Virgil Rehkemper)       Controller (Principal
                              Accounting Officer)

     J. Joe Adorjan*          Director                  October 8, 1997
    (J. Joe Adorjan)

     Peter F. Benoist*        Director                  October 8, 1997
    (Peter F. Benoist)

     Maxine K. Clark*         Director                  October 8, 1997
    (Maxine K. Clark)

     Jaime Iglesias*          Director                  October 8, 1997
    (Jaime Iglesias)

     Jerry E. Ritter*         Director                  October 8, 1997
    (Jerry E. Ritter)

     William E. Stevens*      Director                  October 8, 1997
    (William E. Stevens)

                                      * By:       JOSEPH M. NOELKER
                                                  Joseph M. Noelker
                                                  Attorney-in-Fact

                                    II-2


                                 EXHIBIT INDEX

 Exhibit  Description

     4.1  The Earthgrains Company 1996 Stock Incentive Plan (As
          Amended April 11, 1996, March 21, 1997 and May 30, 1997).

     5.1 Opinion and consent of Joseph M. Noelker, Esq., Vice President, General Counsel and Secretary to the Registrant, concerning the legality of the shares of common stock being registered hereunder.

    23.1  Consent of Price Waterhouse LLP, independent accountants.

    24.1 Power of Attorney executed by certain officers and directors of the Registrant.





            All Exhibits are filed electronically with Form S-8.